Exhibit 99


                              UNISOURCE ENERGY NEWS

FOR IMMEDIATE RELEASE						  July 30, 2003
Media Contact: Art McDonald, (520) 884-3628			    Page 1 of 6
Financial Analyst Contact: Jo Smith, (520) 884-3650

UNISOURCE ENERGY REPORTS EARNINGS FOR SECOND QUARTER OF 2003,
REVISES EARNINGS OUTLOOK FOR REMAINDER OF YEAR

TUCSON, ARIZ. - UniSource Energy Corporation (NYSE:UNS) reported net income for the second quarter of 2003 of $4.6 million, or $0.14 per share of common stock. UniSource Energy also updated its estimated range for 2003 full year earnings from $3.10 to $3.30 per share to $2.90 to $3.20 per share.

Quarterly net income was down $7.3 million, or 61 percent, from the second quarter of 2002. The reduction was caused primarily by lower retail kilowatt hour (kWh) sales due to moderate weather, decreased wholesale kWh sales, higher gas prices and the purchase of replacement energy due to unplanned outages at power plants owned by Tucson Electric Power Company (TEP), UniSource Energy's principal subsidiary.

"I'm disappointed by our second quarter performance," said James S. Pignatelli, Chairman, President and CEO of UniSource Energy. "We were significantly affected by extended power plant outages, and milder weather eroded our energy sales despite the continuing growth of TEP's customer base."

Temperatures in TEP's service territory during the second quarter of 2003 fell short of last year's higher-than-normal levels. The resulting decline of 2.9 percent in cooling degree days contributed to a $1.6 million reduction in retail revenues between the second quarters of 2003 and 2002.

To help meet the energy needs of its retail customers, TEP spent an additional $2.5 million in the second quarter of 2003 to replace energy lost to unplanned outages at coal-fired generators. Those outages also resulted in lost wholesale market opportunities totaling an estimated $3.5 million in the second quarter.

"Our coal-fired generating stations have outstanding track records for reliability, so these outages were unusual," Pignatelli said.

TEP's wholesale kWh sales decreased by 38 percent in the second quarter of 2003, compared with the same period in 2002. Unplanned generation outages left TEP, at times, unable to capitalize on average around-the-clock energy prices that increased to $39 per megawatt hour (MWh) during the second quarter of 2003 from $24 per MWh during the same period in 2002.

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UNISOURCE ENERGY REPORTS EARNINGS, REVISES OUTLOOK                 July 30, 2003
                                                                     Page 2 of 6

TEP's customer base continued its strong growth during the second quarter of 2003. The utility's average number of retail customers increased by 2.3 percent to 362,375 between the second quarters of 2002 and 2003.

UniSource Energy made progress during the second quarter of 2003 toward the planned acquisition of Arizona gas and electric system assets from Citizens Communications (NYSE: CZN). The Arizona Corporation Commission endorsed the proposed purchase and approved rate increases for both gas and electric customers. The acquisition is now expected to be finalized August 11.

Tucson Electric Power Company
-----------------------------

TEP reported net income of $11.2 million, or $0.33 per UniSource Energy share, in the second quarter of 2003, compared to $17.5 million, or $0.52 per UniSource Energy share, in the second quarter of 2002.

The difference was due primarily to decreased retail kWh sales, higher gas prices as well as power plant outages that required TEP to purchase replacement power and limited its ability to sell power on the wholesale market.

TEP's retail kWh sales were down 1.4 percent in the second quarter of 2003 compared to the same period last year. Total retail revenues were $173 million in the second quarter of 2003, down approximately 1 percent from the second quarter of 2002. Sales volumes to residential and commercial customers increased slightly in the second quarter of 2003 compared to the second quarter of 2002. Sales to industrial customers declined 4.2 percent quarter to quarter.

Wholesale revenues fell to $35.5 million in the second quarter of 2003 from $49.2 million in the second quarter of 2002. Other factors affecting results in the second quarter of 2003 included increased interest expense and higher operating and maintenance costs.

Millennium Energy Holdings (MEH)
--------------------------------

MEH lost $4.4 million, or $0.13 per UniSource Energy share, during the second quarter of 2003, matching its losses from the second quarter of 2002. The loss in the second quarter of 2003 was due, in part, to ongoing operating expenses at Global Solar Energy and Infinite Power Solutions as well as from discontinued subsidiaries.

Year-to-Date
------------

UniSource Energy's consolidated year-to-date earnings through June 30, 2003, are $57.9 million, or $1.71 per share, compared to $5.6 million, or $0.17 per share, during the same period last year.

This year's results reflect the adoption of Financial Accounting Standard 143 (FAS 143), a new rule related to accounting for plant retirement and removal costs. The company recorded a $67.5 million after-tax gain as a result of adopting FAS 143. Excluding the

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UNISOURCE ENERGY REPORTS EARNINGS, REVISES OUTLOOK                 July 30, 2003
                                                                     Page 3 of 6

impact of FAS 143, UniSource Energy's consolidated year-to-date loss through June 2003 is $9.6 million, or $0.29 per share.

TEP's year-to-date earnings through June 30, 2003, were $71.5 million, or $2.11 per UniSource Energy share, compared to $15.5 million, or $0.46 per UniSource Energy share. Excluding the impact of FAS 143, TEP's year-to-date earnings through June 30, 2003, are $4.0 million, or $0.11 per UniSource Energy share.

MEH's year-to-date loss through June 30, 2003, was $9.4 million, or $0.28 per UniSource Energy share, compared to $7.7 million, or $0.23 per UniSource Energy share, in 2002.

EARNINGS PER SHARE SUMMARY
--------------------------

                                                                 REPORTED
                                                           ---------------------
PER UNISOURCE ENERGY SHARE                                 2Q 2003      2Q 2002

Tucson Electric Power                                       $0.33        $0.52
Millennium Energy Holdings                                  (0.13)       (0.13)
Other*                                                      (0.06)       (0.04)
                                                           ---------------------
Consolidated Net Income (Loss)                              $0.14        $0.35

Average Number of Shares Outstanding - millions              33.8         33.7

*Includes Inter-company and other transactions


                                                                 REPORTED
                                                           ---------------------
PER UNISOURCE ENERGY SHARE                                 Year-to-Date June 30,
                                                             2003         2002

Tucson Electric Power                                       $2.11        $0.46
Millennium Energy Holdings                                  (0.28)       (0.23)
Other*                                                      (0.12)       (0.06)
                                                           ---------------------
Consolidated Net Income                                     $1.71        $0.17
Cumulative Effect of Accounting Change - Net of Tax         $2.00           -
                                                           ---------------------
Gain (Loss) Before Cumulative Effect of Accounting Change  ($0.29)       $0.17

Average Number of Shares Outstanding - millions              33.8         33.6

*Includes Inter-company and other transactions


Earnings Outlook
----------------

UniSource Energy is revising the range for its 2003 full-year earnings estimate to $2.90 - $3.20 per share. The estimate range includes the $2.00 per share impact of adopting Financial Accounting Standard 143 (FAS 143).

Numerous factors can affect UniSource Energy's ability to reach the 2003 estimate. The factors include, but are not limited to: ability of the company to reach financial closing of

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UNISOURCE ENERGY REPORTS EARNINGS, REVISES OUTLOOK                 July 30, 2003
                                                                     Page 4 of 6

the Springerville Unit No. 3 expansion project and the recognition of a related development fee; impacts from the Citizens' utility transaction; uncertainties prevailing in the wholesale power market; regulatory decisions; performance of TEP's generating plants; the weather; the pace and strength of the economic recovery in the region; fuel and purchased power expense; changes to long-term contracts; changes in accounting standards; and the amount of research, development and operating expenses incurred by UniSource Energy's unregulated energy technology investments.

UniSource Energy's earnings are subject to TEP's seasonal energy sales. Generally, TEP records a significant portion of its earnings during the third quarter as a result of peak energy usage during the summer. Conversely, TEP generally records a loss during the first quarter due to moderate temperatures and lower customer demand.


Second Quarter 2003 Earnings Conference Call and Webcast
--------------------------------------------------------

UniSource Energy officials will discuss the company's second quarter 2003 earnings on Thursday, July 31 during a conference call that will begin at 11 a.m. EDT. James S. Pignatelli, UniSource Energy Chairman, President and Chief Executive Officer, and Kevin Larson, Vice President and Chief Financial Officer, will host the call.

TELEPHONE ACCESS
To listen to the live conference call, dial (877) 582-0446 five to 10 minutes prior to the event and reference confirmation code 2000936. A telephone replay will be available for seven days starting July 31, 2003. To listen to the replay, dial (800) 642-1687 and reference confirmation code 2000936.

INTERNET ACCESS
A live audio-only webcast of the conference call is available through a link at www.UniSourceEnergy.com. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software. A recording of the webcast will be available for 30 days through a link at www.UniSourceEnergy.com.

UniSource Energy's primary subsidiaries include Tucson Electric Power Company, Arizona's second-largest investor-owned electric utility, and Millennium Energy Holdings, parent company of UniSource Energy's unregulated energy businesses. For more information about UniSource Energy and its subsidiaries, visit www.UniSourceEnergy.com.

This news release contains forward-looking information that involves risks and uncertainties, that include, but are not limited to, the outcome of regulatory proceedings; the ongoing restructuring of the electric industry; regional economic and market conditions which could affect customer growth and the cost of power supplies; the Citizens' utility acquisition; the cost of debt and equity capital; changes in accounting standards; weather variations affecting customer usage; and other factors. The preceding factors may cause future results to differ materially from outcomes currently expected by UniSource Energy.

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UNISOURCE ENERGY REPORTS EARNINGS, REVISES OUTLOOK                 July 30, 2003
                                                                     Page 5 of 6

UNISOURCE ENERGY 2003 RESULTS

UNISOURCE ENERGY CORPORATION
Condensed Consolidated Statements of Income
(in thousands of dollars, except per share amounts)

                               Three Months Ended
                                    June 30,           Increase /(Decrease)
                                                      ----------------------
(UNAUDITED)                    2003          2002       Amount     Percent
----------------------------------------------------------------------------
Operating Revenues
 Electric Retail Sales     $  173,238    $  174,800   $   (1,562)    (0.9)
 Electric Wholesale Sales      35,527        49,240      (13,713)   (27.8)
 Net Loss on TEP Forward
  Contracts and MEG
  Trading Activities             (203)         (460)         257     55.9
 Other Revenues                 2,779         3,623         (844)   (23.3)
----------------------------------------------------------------------------
   Total Operating Revenues   211,341       227,203      (15,862)    (7.0)
----------------------------------------------------------------------------
Operating Expenses
 Fuel                          51,763        58,196       (6,433)   (11.1)
 Purchased Power               18,042        22,094       (4,052)   (18.3)
 Other Operations and
  Maintenance                  49,490        45,346        4,144      9.1
 Depreciation and
  Amortization                 30,920        31,518         (598)    (1.9)
 Amortization of Transition
  Recovery Asset                7,762         6,639        1,123     16.9
 Taxes Other Than Income
  Taxes                        11,152        11,439         (287)    (2.5)
----------------------------------------------------------------------------
   Total Operating Expenses   169,129       175,232       (6,103)    (3.5)
----------------------------------------------------------------------------
     Operating Income          42,212        51,971       (9,759)   (18.8)
----------------------------------------------------------------------------
Other Income (Deductions)
 Interest Income                5,056         4,926          130      2.6
 Other Income                   2,025         1,896          129      6.8
 Other Expense                   (150)       (1,769)       1,619     91.5
----------------------------------------------------------------------------
   Total Other Income
    (Deductions)                6,931         5,053        1,878     37.2
----------------------------------------------------------------------------
Interest Expense
 Long-Term Debt                19,113        16,118        2,995     18.6
 Interest on Capital Leases    20,796        21,708         (912)    (4.2)
 Other Interest Expense,
  Net of Amounts
  Capitalized                     393           360           33      9.2
----------------------------------------------------------------------------
   Total Interest Expense      40,302        38,186        2,116      5.5
----------------------------------------------------------------------------
Income Before Income Taxes      8,841        18,838       (9,997)   (53.1)
  Income Tax Expense            4,258         6,950       (2,692)   (38.7)
----------------------------------------------------------------------------
Net Income                 $    4,583    $   11,888   $   (7,305)   (61.4)
============================================================================
Average Shares of Common
 Stock Outstanding (000)       33,821        33,684          137      0.4
============================================================================
Basic Earnings per Share        $0.14         $0.35       $(0.21)   (60.0)
============================================================================
Diluted Earnings per Share      $0.13         $0.35       $(0.22)   (62.9)
============================================================================
Dividends Paid per Share        $0.15        $0.125       $0.025     20.0
============================================================================

                               Three Months Ended
                                    June 30,          Increase /(Decrease)
                                                      ----------------------
Electric kWh Sales (000):      2003          2002       Amount     Percent
----------------------------------------------------------------------------
 Retail Sales               2,068,238     2,096,903      (28,665)    (1.4)
 Wholesale Sales              798,404     1,295,051     (496,647)   (38.3)
----------------------------------------------------------------------------
   Total                    2,866,642     3,391,954     (525,312)   (15.5)
============================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.

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UNISOURCE ENERGY REPORTS EARNINGS, REVISES OUTLOOK                 July 30, 2003
                                                                     Page 6 of 6

UNISOURCE ENERGY 2003 RESULTS

UNISOURCE ENERGY CORPORATION
Condensed Consolidated Statements of Income
(in thousands of dollars, except per share amounts)

                               Six Months Ended
                                    June 30,           Increase /(Decrease)
                                                      ----------------------
(UNAUDITED)                    2003          2002       Amount     Percent
----------------------------------------------------------------------------
Operating Revenues
 Electric Retail Sales     $  303,783    $  306,632   $   (2,849)    (0.9)
 Electric Wholesale Sales      75,697        84,786       (9,089)   (10.7)
 Net Gain (Loss) on TEP
  Forward Contracts and
  MEG Trading Activities         (545)          561       (1,106)     N/M
 Other Revenues                 5,572         6,419         (847)   (13.2)
----------------------------------------------------------------------------
   Total Operating Revenues   384,507       398,398      (13,891)    (3.5)
----------------------------------------------------------------------------
Operating Expenses
 Fuel                          98,265       106,515       (8,250)    (7.7)
 Purchased Power               33,698        23,564       10,134     43.0
 Other Operations and
  Maintenance                 101,646        94,222        7,424      7.9
 Depreciation and
  Amortization                 61,440        64,968       (3,528)    (5.4)
 Amortization of Transition
  Recovery Asset               11,370         9,521        1,849     19.4
 Taxes Other Than Income
  Taxes                        22,743        22,951         (208)    (0.9)
----------------------------------------------------------------------------
   Total Operating Expenses   329,162       321,741        7,421      2.3
----------------------------------------------------------------------------
     Operating Income          55,345        76,657      (21,312)   (27.8)
----------------------------------------------------------------------------
Other Income (Deductions)
 Interest Income               10,290         9,682          608      6.3
 Other Income                   3,532         3,962         (430)   (10.9)
 Other Expense                 (2,375)       (3,640)       1,265     34.8
----------------------------------------------------------------------------
   Total Other Income
    (Deductions)               11,447        10,004        1,443     14.4
----------------------------------------------------------------------------
Interest Expense
 Long-Term Debt                38,385        32,090        6,295     19.6
 Interest on Capital Leases    41,534        43,952       (2,418)    (5.5)
 Other Interest Expense,
  Net of Amounts
  Capitalized                     300           591         (291)   (49.2)
----------------------------------------------------------------------------
   Total Interest Expense      80,219        76,633        3,586      4.7
----------------------------------------------------------------------------
Income (Loss) Before Income
  Taxes and Cumulative
  Effect of Accounting
  Change                      (13,427)       10,028      (23,455)     N/M
 Income Tax Expense
  (Benefit)                    (3,809)        4,454       (8,263)     N/M
----------------------------------------------------------------------------
Income (Loss) Before
 Cumulative Effect of
 Accounting Change             (9,618)        5,574      (15,192)     N/M
Cumulative Effect of
 Accounting Change - Net
 of Tax                        67,471             -       67,471      N/M
----------------------------------------------------------------------------
Net Income                 $   57,853    $    5,574   $   52,279      N/M
============================================================================
Average Shares of Common
 Stock Outstanding (000)       33,780        33,635          145      0.4
============================================================================
Basic Earnings per Share
 Income (Loss) Before
  Cumulative Effect of
  Accounting Change            $(0.29)        $0.17       $(0.46)     N/M
 Cumulative Effect of
  Accounting Change - Net
  of Tax                        $2.00             -        $2.00      N/M
 Net Income                     $1.71         $0.17        $1.54      N/M
============================================================================
Diluted Earnings per Share
 Income (Loss) Before
  Cumulative Effect of
  Accounting Change            $(0.29)        $0.16       $(0.45)     N/M
 Cumulative Effect of
  Accounting Change - Net
  Of Tax                        $2.00             -        $2.00      N/M
 Net Income                     $1.71         $0.16        $1.55      N/M
============================================================================
Dividends Paid per Share        $0.30         $0.25        $0.05     20.0
============================================================================

                                Six Months Ended
                                    June 30,          Increase /(Decrease)
                                                      ----------------------
Electric kWh Sales (000):      2003          2002       Amount     Percent
----------------------------------------------------------------------------
 Retail Sales               3,715,967     3,778,167      (62,200)    (1.6)
 Wholesale Sales            1,737,241     2,186,047     (448,806)   (20.5)
----------------------------------------------------------------------------
   Total                    5,453,208     5,964,214     (511,006)    (8.6)
============================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.